UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2022

NeuroBo Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Berkeley Street, 19th Floor Boston, Massachusetts 02116 (Address of principal executive offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 702-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRBO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 4, 2022, NeuroBo Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Underwriter”), pursuant to which the Company issued and sold, in an underwritten public offering by the Company (the “Public Offering”), (a) 2,397,003 Class A Units (the “Class A Units”), with each Class A Unit consisting of (i) one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) one warrant to purchase one share of Common Stock exercisable following approval of the Company’s stockholders (each, a “Series A Warrant”) and (iii) one warrant to purchase one share of Common Stock exercisable following approval of the Company’s stockholders (each, a “Series B Warrant,” and together with the Class A Series A Warrants, the “Warrants”), with each Class A Unit offered to the public at an offering price of $3.00 per Class A Unit and (b) 2,602,997 Class B Units (the “Class B Units”, and collectively with the Class A Units, the “Units”), with each Class B Unit consisting of (i) one share of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), convertible into one share of Common Stock, (ii) one Series A Warrant and (iii) one Series B Warrant, with each Class B Unit offered to the public at an offering price of $3.00 per Class B Unit.

In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45 day option (the “Overallotment Option”) to purchase up to (i) 750,000 additional shares of Common Stock and (ii) additional Warrants to purchase up to 1,500,000 additional shares of Common Stock, solely to cover over-allotments. The Overallotment Option was exercised in full on November 7, 2022.

The Units were not certificated and the shares of Common Stock, shares of Series B Preferred Stock and Warrants comprising such Units were immediately separable and were issued separately in the Public Offering. The securities were offered by the Company pursuant to the registration statement on Form S-1 (File No. 333-267482) as amended, which was initially filed with the Securities and Exchange Commission (the “Commission”) on September 16, 2022 and declared effective by the Commission on November 4, 2022 (the “Registration Statement”).

On November 8, 2022, the Public Offering closed, and the Company issued and sold (i) 3,147,003 shares of Common Stock (which includes 750,000 shares of Common Stock sold pursuant to the exercise of the Overallotment Option), (ii) 2,602,997 shares of Series B Preferred Stock, and (iii) Warrants to purchase 11,500,000 shares of Common Stock (which includes Warrants to purchase 1,500,000 shares of Common Stock sold pursuant to the exercise of the Overallotment Option), pursuant to the Registration Statement and the Underwriting Agreement. The net proceeds to the Company, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, are expected to be approximately $15.1 million.

The Warrants will be exercisable upon stockholder approval of the exercisability of the Warrants under Nasdaq rules, and will be exercisable at a price per share of Common Stock of $3.00. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company. Additionally, subject to certain exceptions, if, after the initial exercise date of the Warrants, (i) the volume weighted average price of the Common Stock for any 20 consecutive trading days (the “Measurement Period”), which Measurement Period commences on the initial exercise date, exceeds 300% of the exercise price of the Warrants issued in the Public Offering (subject to adjustments for stock splits, recapitalizations, stock dividends and similar transactions), and (ii) the average daily trading volume for such Measurement Period exceeds $500,000 per trading day, and subject to a beneficial ownership limitation, then the Company may call for cancellation of all or any portion of the Warrants then outstanding.

Additionally, holders of Series A or Series B Warrants may exercise such Series A or B Warrants on a “cashless” basis after the initial exercise date. In such event, the aggregate number of shares of common stock issuable in such cashless exercise shall equal the product of (x) the aggregate number of shares of common stock that would be issuable upon exercise of the Series A Warrants in accordance with their terms if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 1.00.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”). In addition, pursuant to the terms of the Underwriting Agreement, the Company, its executive officers, directors and certain of the Company’s stockholders have entered into agreements providing that the Company and each of these persons may not, without the prior written approval of the Underwriter, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities until the later of (i) 90 days following the closing of the Public Offering and (ii) 30 days following stockholder approval of the exercisability of the Warrants is received and effective.

On November 8, 2022, the Company also entered into a warrant agency agreement with the Company’s transfer agent, American Stock Transfer & Trust Company LLC, who will act as warrant agent for the Company, setting forth the terms and conditions of the Warrants sold in the Public Offering (the “Warrant Agency Agreement”).

The foregoing summaries of the Underwriting Agreement, the Warrants and the Warrant Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K (this “Current Report”), which are incorporated herein by reference. The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

As disclosed in the Company’s Current Report on Form 8-K filed with the Commission on September 14, 2022 (the “September 14 8-K”), the Company entered into a series of agreements with Dong-A ST Co., Ltd. (“Dong-A”), including a License Agreement (the “License Agreement”), a Shared Services Agreement, a Securities Purchase Agreement (the “Securities Purchase Agreement”), a Registration Rights Agreement and an Investor Rights Agreement. The description of the foregoing agreements is incorporated herein by reference to the September 14 8-K.

On November 8, 2022, the Company licensed the assets from Dong-A under the License Agreement, and the Company issued to Dong-A $22 million of its Series A Convertible Preferred Stock, which are convertible into shares of Common Stock at a price of $3.00 per share, as an upfront payment under the License Agreement. In addition, on such date, the Company closed the private offering of shares of Series A Convertible Preferred Stock and Warrants to Dong-A under the Securities Purchase Agreement for gross proceeds of $15 million.

The private placement offering was comprised of Series A Convertible Preferred Stock, which are convertible into shares of Common Stock at a price of $3.00 per share, and such number of warrants as Dong-A would have received had they invested such amount in the Public Offering.

The Series A Convertible Preferred Stock and the warrants are not convertible or exercisable until the Company’s stockholders have approved the issuance of the shares underlying the Series A Convertible Preferred Stock issued under the License Agreement and the Series A Convertible Preferred Stock and warrants issued and sold under the Securities Purchase Agreement.

The terms of the Series A Convertible Preferred Stock as the upfront payment under the License Agreement and the Series A Convertible Preferred Stock and warrants issued in the private placement are substantially similar to the Series B Convertible Preferred Stock and Warrants issued in the Public Offering, including a fixed conversion price of the preferred stock and the lack of any variable pricing feature or any price based anti-dilutive feature. The warrants issued in the private placement are also exchangeable for shares of Common Stock on a one for one basis following the initial exercise date. The Series A Convertible Preferred Stock issued as the upfront license payment and in the private placement also has no dividend rights (except to the extent that dividends are also paid on the Common Stock) or liquidation preference, and, subject to limited exceptions, has no voting rights.

The securities issued as part of the private placement and as part of the upfront license payment were offered pursuant to the exemption from registration afforded by Section 4(a)(2) under the Act, and Regulation D promulgated thereunder. Such Series A Convertible Preferred Stock, the warrants, and shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock and exercise of the warrants have not been registered under the Act or applicable state securities laws, and may not be offered or sold in the United States absent registration with the Commission or an applicable exemption from such registration requirements.

The foregoing summaries of the terms of the Series A Convertible Preferred Stock and the warrants issued to Dong-A do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 3.1, 4.4 and 4.5, respectively, to this Current Report, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required, the information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required, the information included in Items 1.01 and 8.01 of this Current Report is hereby incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation; Change in Fiscal Year.

In connection with the closing of the private placement and the Public Offering, on November 4, 2022, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Series A Certificate of Designations”) and the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Series B Certificate of Designations,” and together with the Series A Certificate of Designations, the “Certificate of Designations”) with the Secretary of State of the State of Delaware. The Certificate of Designations provides for the issuance of the shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (together, the “Preferred Stock”) respectively. The shares of Preferred Stock rank on par with the shares of the Common Stock, in each case, as to dividend rights and distributions of assets upon liquidation, dissolution or winding up of the Company.

With certain exceptions, as described in the Certificate of Designations, the shares of Preferred Stock have no voting rights. However, as long as any shares of Preferred Stock remain outstanding, the Certificate of Designations provide that the Company shall not, without the affirmative vote of holders of a majority of the then outstanding shares of Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designations, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Preferred Stock, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Each share of the Series B Preferred Stock is (or, in the case of the Series A Convertible Preferred Stock, will be following receipt of stockholder approval) convertible at any time at the holder’s option into one share of Common Stock and each share of the Series A Preferred Stock is convertible into shares of common stock at a price of $3.00 per share after the Company's stockholders have approved the issuance of the shares underlying the Series A Preferred Stock, which conversion ratio will be subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations and other similar transactions as specified in the Certificate of Designations. Notwithstanding the foregoing, the Certificate of Designations further provide that the Company shall not effect any conversion of the shares of Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Preferred Stock (together with such holder’s affiliates and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

The foregoing summary of the Certificate of Designations do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 3.1 and 3.2 to this Current Report, which are incorporated herein by reference.

Item 8.01	Other Events.

Based on information from the Company’s transfer agent, following the completion of the Public Offering, as of 5:00 p.m. New York City time on November 8, 2022, the Company had outstanding 4,035,696 shares of Common Stock, 3,700 shares of Series A Convertible Preferred Stock (convertible into 12,333,333 shares of Common Stock) and 2,602,997 shares of Series B Convertible Preferred Stock (convertible into 2,602,997 shares of Common Stock).

On November 4, 2022, the Company issued a press release announcing that it had priced the Public Offering and private placement, a copy of which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On November 8, 2022, the Company issued a press release announcing the exercise of the Overallotment Option and the closing of the Public Offering and private placement, a copy of which is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference. Information contained on or accessible through any website reference in the press releases is not part of, or incorporated by reference in, this Current Report, and the inclusion of such website addresses in this Current Report by incorporation by reference of the press releases is as inactive textual references only.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement dated as of November 4, 2022, by and between NeuroBo Pharmaceuticals, Inc. and Ladenburg Thalmann & Co. Inc.

3.1	Certificate of Designation of Preferences, Rights and Limitations, filed with the Delaware Secretary of State on November 4, 2022, with respect to the Series A Convertible Preferred Stock.

3.2	Certificate of Designation of Preferences, Rights and Limitations, filed with the Delaware Secretary of State on November 4, 2022, with respect to the Series B Convertible Preferred Stock.

4.1	Form of Series A Warrant to purchase shares of common stock.

4.2	Form of Series B Warrant to purchase shares of common stock.

4.3	Warrant Agency Agreement.

4.4	Form of Dong-A Series A Warrant to purchase shares of common stock.

4.5	Form of Dong-A Series B Warrant to purchase shares of common stock.

99.1	Company Press Release dated November 4, 2022.

99.2	Company Press Release dated November 8, 2022.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuroBo Pharmaceuticals, Inc.

Date: November 8, 2022	By:	/s/ Gil Price
Gil Price, M.D.
President and Chief Executive Officer